                           WINTHROP OPTION AGREEMENT

         This Winthrop Option Agreement (the "Agreement") is entered into as of the 17th day of February, 1998 (the "Effective Date"), by and between Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), and Insignia Properties, L.P., a Delaware limited partnership ("IPLP").

                              W I T N E S S E T H:

         WHEREAS, on October 27, 1997, Insignia and IPT I LLC entered into a Subscription and Purchase Agreement (the "Winthrop Agreement") with Winthrop Financial Associates, A Limited Partnership ("WFA"), First Winthrop Corporation ("FWC") and certain of their affiliates (the "Other Sellers") pursuant to which, among other things:

          (i) on such date, IPT I LLC acquired an associate general partner interest in WFA, which interest gives IPT I LLC the right to control and direct all aspects of the property management, asset management and administrative affairs of the six real estate limited partnerships controlled by WFA listed on Schedule A hereto (the "WFA Partnerships");

          (ii) on such date, Insignia acquired all of the issued and outstanding shares of Class B Common Stock ("Class B Shares") of FWC (which until such time was a wholly-owned subsidiary of WFA), as a result of which Insignia has the right, pursuant to the Certificate of Incorporation and Bylaws of FWC, as amended (collectively, the "FWC Charter Documents"), to appoint each of the two Class B directors of FWC, which directors in turn effectively have the right to control and direct all aspects of the property management, asset management and administrative affairs of the seven real estate limited partnerships controlled by FWC listed on Schedule B hereto (the "FWC Partnerships," and together with the WFA Partnerships, the "Winthrop Partnerships");

         (iii) on such date, Insignia acquired units of limited partner interest in four of the Winthrop Partnerships, as more particularly identified on Schedule C hereto as Category 1 Units (the "Category 1 Units");

         (iv) on January 20, 1997, Insignia acquired units of limited partner interest in six of the Winthrop Partnerships, as more particularly identified on Schedule C hereto as Category 2 Units (the "Category 2 Units");

         (v) subject to satisfaction of certain conditions, Insignia has the right and obligation to acquire units of limited partner interest in two of the Winthrop Partnerships, as more particularly identified on Schedule C hereto as Category 3 Units (the "Category 3 Units") on April 30, 1998; and

         (vi) subject to satisfaction of certain conditions and receipt of certain HUD approvals, Insignia has the right and obligation to acquire units of limited partner interest in one of the Winthrop Partnerships, as more particularly identified on Schedule C hereto as Category 4 Units (the "Category 4 Units," and together with the Category 1 Units, Category 2 Units and Category 3 Units, the "Winthrop Units") as soon as practicable after receipt of such approvals and satisfaction of such conditions;

         WHEREAS, Insignia and WFA are parties to that certain Stockholders' Agreement dated as of October 27, 1997 (the "FWC Stockholders' Agreement") relating to FWC and the Class B Shares, pursuant to which Insignia has certain put rights with respect to the Class B Shares and the Winthrop Units;

         WHEREAS, on October 28, 1997, IPT I LLC caused WFA to enter into Subcontract, Assignment and Assumption Agreements with IFGP Corporation, which is a wholly-owned subsidiary of Insignia ("IFGP"), with respect to five of the six WFA Partnerships, pursuant to which IFGP agreed to provide certain asset management, investor services and/or partnership management services to such WFA Partnerships on behalf of WFA and WFA assigned to IFGP its rights to receive certain fees in respect of such services, and Insignia caused FWC to enter into Subcontract, Assignment and Assumption Agreements with IFGP with respect to five of the seven FWC Partnerships, pursuant to which IFGP agreed to provide certain asset management, investor services and/or partnership management services to such FWC Partnerships on behalf of FWC and FWC assigned to IFGP its rights to receive certain fees in respect of such services, in each case as summarized on Schedule D hereto and more particularly described in such Subcontract, Assignment and Assumption Agreements (collectively, the "Winthrop Fees," and together with the Winthrop Units, the "Winthrop Interests");

         WHEREAS, Insignia Residential Group, L.P., which is a wholly-owned subsidiary of Insignia ("IRG"), and Castleton Associates Partnership are parties to that certain Property Management Agreement dated October 27, 1997 (the "Castleton Management Agreement") relating to that certain real property described on Exhibit A thereto ("Lake Castleton Apartments");

         WHEREAS, pursuant to Article VIII of the Castleton Management Agreement, IRG has certain rights of first offer with respect to the Lake Castleton Apartments property, as more particularly described in the Castleton Management Agreement, which rights are expressly assignable to any of IRG's "current or future affiliates";

         WHEREAS, Insignia and WFA are parties to that certain side letter dated October 27, 1997 (the "Castleton Side Letter"), pursuant to which WFA has agreed to pay to Insignia the sum of $2,250,000 in the event that the Lake Castleton Apartments property is directly or indirectly sold prior to October 27, 2009 (including any sale to Insignia or any of its affiliates); and

         WHEREAS, Insignia desires to grant to IPLP, and IPLP desires to accept, an option to purchase all, but not less than all, of the Winthrop Interests, on the terms and subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.       GRANT OF OPTION; EXPIRATION DATE; PURCHASE PRICE.

         1.1 Upon the terms and subject to the conditions set forth herein, Insignia hereby grants to IPLP an irrevocable option (the "Option") to purchase all, but not less than all, of the Winthrop Interests.

         1.2 The Option shall expire at 5:00 p.m., New York time, on December 31, 1998 (the "Expiration Date").

         1.3. Subject to the provisions of Section 3.1, the purchase price (the "Purchase Price") for the Winthrop Interests to be paid by IPLP to Insignia upon exercise by IPLP of the Option shall be an amount equal to the sum of:

               (A) $28,196,540 (which represents the purchase price paid by Insignia for the Category 1 Units), plus interest on such amount from October 27, 1997 through and including the day immediately preceding the Closing Date (as hereinafter defined) at the Category 1 Rate (as hereinafter defined), calculated in simple terms based on the number of days elapsed and assuming a 365 day year; plus

               (B) $6,161,351 (which represents the purchase price paid by Insignia for the Category 2 Units), plus interest on such amount from January 20, 1998 through and including the day immediately preceding the Closing Date at the Category 2 Rate (as hereinafter defined), calculated in simple terms based on the number of days elapsed and assuming a 365 day year; plus

               (C) $4,570,599 (which represents the purchase price to be paid by Insignia for the Category 3 Units), plus interest on such amount from April 30, 1998 (or such later date as Insignia actually pays for the Category 3 Units) through and including the day immediately preceding the Closing Date at the Category 3 Rate (as hereinafter defined), calculated in simple terms based on the number of days elapsed and assuming a 365 day year; plus

               (D) $1,150,000 (which represents the purchase price to be paid by Insignia for the Category 4 Units), plus interest on such amount from the date on which Insignia actually pays for the Category 4 Units through and including the day immediately preceding the Closing Date at the Category 4 Rate (as hereinafter defined), calculated in simple terms based on the number of days elapsed and assuming a 365 day year; plus

               (E) $5,957,808 (which represents the portion of the purchase price paid by Insignia allocable to the Winthrop Fees); plus

               (F) $154,730 (which represents that portion of the costs and expenses incurred by Insignia and its affiliates in performing due diligence on the real estate assets owned by the applicable limited partnerships, and all other ratable transaction costs and expenses, including legal fees and expenses, incurred by Insignia in connection with the Winthrop Agreement, in each case attributable to the acquisition of the Winthrop Interests), plus interest on such amount from October 27, 1997 through and including the day immediately preceding the Closing Date at the Category 1 Rate, calculated in simple terms based on the number of days elapsed and assuming a 365 day year; plus ----

               (G) an amount equal to the product of (x) $871,716 multiplied by (y) a fraction, the numerator of which is the number of days that elapse from and including October 27, 1997 through and including the day immediately preceding the Closing Date and the denominator of which is 1,095 (which represents a ratable portion of the syndication, agency and other fees under the Insignia Credit Agreement (as hereinafter defined) attributable to funds borrowed by Insignia to acquire the Winthrop Interests); minus

               (H) the aggregate amount of distributions paid by the Winthrop Partnerships in respect of the Winthrop Units between October 27, 1997 and the Closing Date.

         As used herein, "Category 1 Rate" means the average rate of interest (expressed on an annual basis) in effect during the period commencing on October 27, 1997 and ending on the date immediately preceding the Closing Date under that certain Amended and Restated Credit Agreement dated as of March 19, 1997 by and among Insignia, First Union National Bank of South Carolina, Lehman Commercial Paper, Inc. and the Lenders referred to therein (the "Insignia Credit Agreement"); "Category 2 Rate" means the average rate of interest (expressed on an annual basis) in effect during the period commencing on January 20, 1998 and ending on the date immediately preceding the Closing Date under the Insignia Credit Agreement; "Category 3 Rate" means the average rate of interest (expressed on an annual basis) in effect during the period commencing on April 30, 1998 (or such later date as Insignia actually pays for the Category 3 Units) and ending on the date immediately preceding the Closing Date under the Insignia Credit Agreement; and "Category 4 Rate" means the average rate of interest (expressed on an annual basis) in effect during the period commencing on the date on which Insignia actually pays for the Category 4 Units and ending on the date immediately preceding the Closing Date under the Insignia Credit Agreement.

2.       EXERCISE OF OPTION; CLOSING.

         2.1 The Option may be exercised by IPLP by delivering a written notice of exercise (a "Notice of Exercise") to Insignia at any time prior to 5:00 p.m., New York time, on the Expiration Date.

         2.2 The closing (the "Closing") of the transfers of the Winthrop Interests and the payment of the Purchase Price therefor, and of all other transactions contemplated hereby, shall occur on a business day to be specified in the Notice of Exercise which is not sooner than 10 days after the date the Notice of Exercise is delivered (the "Closing Date"). At the Closing, IPLP shall pay (or cause to be paid) the Purchase Price to Insignia in immediately available funds, and Insignia shall execute and deliver to IPLP (or its designee) (i) instruments of assignment transferring the Winthrop Units from Insignia to IPLP (or its designee) in form and substance satisfactory to IPLP and (ii) such other documents and instruments as are necessary to effect the other transactions and agreements contemplated in Section 3 of this Agreement. In addition, Insignia will cause IFGP to enter into Subcontract, Assignment and Assumption Agreements with IPLP, pursuant to which IPLP shall agree to perform on behalf of IFGP the services to which the Winthrop Fees relate and IFGP shall assign to IPLP all of IFGP's rights to receive the Winthrop Fees.

3.       OTHER AGREEMENTS.

         3.1 If IPLP exercises the Option and the Closing Date occurs before Insignia has purchased all of the Category 3 Units and/or Category 4 Units, then (i) the Purchase Price shall be deemed automatically reduced by the amount thereof attributable to such unpurchased Winthrop Units and (ii) at the Closing Insignia and IPLP shall execute and deliver an instrument pursuant to which Insignia agrees to act as attorney-in-fact for IPLP in connection with the purchase(s) of such unpurchased Winthrop Units pursuant to and in accordance with the Winthrop Agreement, and IPLP agrees to indemnify and reimburse Insignia for all of its costs and expenses in connection with such purchase(s).

         3.2 At the Closing, Insignia shall cause IRG to execute and deliver such documents as are necessary for IRG to effectively assign all of its rights under Article VIII of the Castleton Management Agreement to IPLP (or IPLP's designee). In the event that IPLP or any of its affiliates acquires the Lake Castleton Apartments property pursuant to such rights, Insignia shall, at its election, either (i) assign to IPLP all of Insignia's rights under the Castleton Side Letter at the time of such acquisition or (ii) promptly exercise its rights under the Castleton Side Letter and in turn pay over to IPLP the $2,250,000 due thereunder.

         3.3 At or promptly after the Closing, Insignia and Insignia Properties Trust, of which IPLP is the operating partnership ("IPT"), shall amend and restate the existing Operating Agreement of IPT I LLC (of which Insignia and IPT are the sole members, with Insignia having a 90.1% interest and IPT having a 9.9% interest) dated October 21, 1997 to provide that IPT shall be the sole "managing member" of IPT I LLC, with the sole authority to manage the business and affairs of IPT I LLC.

         3.4 From and after the Closing, Insignia, in its capacity as the holder of all of the issued and outstanding Class B Shares of FWC, shall appoint the two individuals designated by IPLP from time to time in its sole discretion as the Class B directors of FWC pursuant to Insignia's rights under the FWC Charter Documents.

         3.5 Insignia agrees that if an "Insignia Trigger Event" (as defined in the FWC Stockholders' Agreement) occurs subsequent to the Closing, Insignia will consult and cooperate with IPLP in good faith in determining whether to elect to exercise its "put" rights under the FWC Stockholders' Agreement as a result of such Insignia Trigger Event, and shall pay over to IPLP any funds received by Insignia attributable to the Winthrop Interests upon exercise of such remedy.

         3.6 Insignia and IPLP agree that they will be responsible for indemnification obligations of Insignia and IPT I LLC, as the case may be, under the Winthrop Agreement and the FWC Stockholders' Agreement based on their respective authority with respect to the various Winthrop entities involved in, and their respective fault with respect to, the matters giving rise to such indemnification obligations, and will be the beneficiaries of the indemnification obligations of WFA, FWC and the Other Sellers, as the case may be, under the Winthrop Agreement and the FWC Stockholders' Agreement based on their respective ownership of assets and revenue streams acquired under or in connection with the Winthrop Agreement affected by the matters giving rise to such indemnification obligations.

4.       MISCELLANEOUS.

         4.1 Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         4.2 Waiver and Amendment. Any provision of this Agreement may be waived, but only in writing, at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         4.3 Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement (a) constitutes the entire agreement among the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, and (b) is not intended, and shall not be construed, to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any otherwise applicable conflicts of law rules.

         4.5 Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Insignia:            Insignia Financial Group, Inc.
                                             One Insignia Financial Plaza
                                             P.O. Box 1089
                                             Greenville, SC 29602
                                             Telecopy Number: (864) 239-1096
                                             Attention: Ronald Uretta

                  If to IPLP:                Insignia Properties, L.P.
                                             c/o Insignia Properties Trust
                                             One Insignia Financial Plaza
                                             P.O. Box 19059
                                             Greenville, SC 29602
                                             Telecopy Number: (864) 239-1096
                                             Attention:  James A. Aston and
                                                         Carroll D. Vinson

                  In each case with          Insignia Financial Group, Inc.
                  a copy (which shall        One Insignia Financial Plaza
                  not constitute             P.O. Box 1089
                  notice) to:                Greenville, SC 29602
                                             Telecopy Number: (864) 239-1096
                                             Attention: General Counsel and
                                                        Secretary

         4.7 Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         4.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned or delegated by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

         4.9 Further Assurances. Upon the exercise of the Option by IPLP, the parties shall execute and deliver, or cause to be executed and delivered, all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         4.10 Specific Performance. The parties hereto agree that this Agreement may be enforced through specific performance, injunctive relief and other equitable relief. The parties further agree to waive any requirement for the securing or posting of any bond in connection with seeking or obtaining any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

                                  INSIGNIA FINANCIAL GROUP, INC.

                                  By:  _____________________________
                                        Jeffrey P. Cohen
                                        Senior Vice President

                                  INSIGNIA PROPERTIES, L.P.

                                  By: Insignia Properties Trust,
                                      its General Partner


                                  By:  _____________________________
                                        Jeffrey P. Cohen
                                        Senior Vice President

                                   SCHEDULE A

                                       TO

                           WINTHROP OPTION AGREEMENT

                               (WFA Partnerships)

                  DFW Apartment Investors Limited Partnership

                 DFW Residential Investors Limited Partnership

                    Olde Mill Investors Limited Partnership

                 Riverside Park Associates Limited Partnership

                     Westbury Investors Limited Partnership

                      Winrock-Houston Limited Partnership

                                   SCHEDULE B

                                       TO

                           WINTHROP OPTION AGREEMENT

                               (FWC Partnerships)

                 Springhill Lake Investors Limited Partnership

                  Winthrop Texas Investors Limited Partnership

                  Chestnut Hill Associates Limited Partnership

                Real Estate Venture Fund III Limited Partnership

                Texas Residential Investors Limited Partnership

                Winthrop Apartment Investors Limited Partnership

                Winthrop Growth Investors 1 Limited Partnership

                                   SCHEDULE C

                                       TO

                           WINTHROP OPTION AGREEMENT

                                (Winthrop Units)

                               Category 1 Units

-- 200.58 Units of Limited Partner Interest in Riverside Park Associates Limited Partnership

-- 241.15 Units of Limited Partner Interest in Springhill Lake Investors Limited Partnership

--   88.5 Units of Limited Partner Interest in Winrock-Houston Limited
     Partnership

-- 25.25 Units of Limited Partner Interest in Winthrop Texas Investors Limited Partnership

Category 2 Units

-- 55.625 Units of Limited Partner Interest in Chestnut Hill Associates Limited Partnership

-- 27.5 Units of Limited Partner Interest in DFW Apartment Investors Limited Partnership

-- 15.5 Units of Limited Partner Interest in DFW Residential Investors Limited Partnership

-- 38.75 Units of Limited Partner Interest on Olde Mill Investors Limited Partnership

-- 1.5 Units of Limited Partner Interest in Real Estate Venture Fund III Limited Partnership

-- 11 Units of Limited Partner Interest in Texas Residential Investors Limited Partnership

Category 3 Units

-- 43.5 Units of Limited Partner Interest in Winthrop Apartment Investors Limited Partnership

-- 4,872.34 Units of Limited Partner Interest in Winthrop Growth Investors 1 Limited Partnership

Category 4 Units

--   18 Units of Limited Partner Interest in Westbury Investors Limited
     Partnership

                                   SCHEDULE D

                                       TO

                           WINTHROP OPTION AGREEMENT

                                (Winthrop Fees)

                                                                               1996 AMOUNT OF
                                            --------------------------------------------------------------------------------------
           PARTNERSHIP NAME                           ASSET                        INVESTOR                    PARTNERSHIP
                                                 MANAGEMENT FEE                  SERVICES FEE                 MANAGEMENT FEE
---------------------------------------     --------------------------     -------------------------     -------------------------
Chestnut Hill Associates Limited                                                   $119,543
Partnership

DFW Apartment Investors Limited                                                    $ 54,114
Partnership

DFW Residential Investors Limited                                                  $ 30,712
Partnership

Olde Mill Investors Limited                                                                                      $ 50,000
Partnership

Real Estate Venture Fund III Limited                                                                             $212,686
Partnership

Riverside Park Associates Limited                                                  $175,705
Partnership

Springhill Lake Investors Limited                   $100,000                                                     $ 10,000
Partnership

Texas Residential Investors Limited                                                $ 48,177
Partnership

Winrock-Houston Limited Partnership                 $ 75,412                       $ 79,693


Winthrop Texas Investors Limited                                                   $ 31,560
Partnership
                                            --------------------------     -------------------------     -------------------------
      SUBTOTALS                                     $175,412                       $539,504                      $272,686
                                            --------------------------     -------------------------     -------------------------

                                                                           -------------------------
            GRAND TOTAL                                                            $987,602
                                                                           -------------------------